                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Water Chef, Inc. on Form
SB-2 of our report dated March 12, 2004 relating to the financial statements of
Water Chef, Inc., which report includes an explanatory paragraph as to an uncertainty with respect to the Water Chef, Inc.'s ability to continue as a going concern, appearing in the Prospectus, which is part of such Registration
Statement, and to the use of our name as it appears under Caption " Experts".

                                              /s/ Marcum & Kliegman LLP
                                              --------------------------------
                                              Marcum & Kliegman LLP

New York, New York
January 21, 2005